EXHIBIT 12.2

                               RJR NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                 NINE MONTHS
                                                                                    ENDED
                                                                              SEPTEMBER 30, 1995
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Earnings before fixed charges:
  Income before minority interest in income of Nabisco.....................         $  625
  Provision for income taxes...............................................            486
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  Income before income taxes...............................................          1,111
  Interest and debt expense................................................            659
  Interest portion of rental expense.......................................             38
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Earnings before fixed charges..............................................         $1,808
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Fixed charges:
  Interest and debt expense................................................         $  659
  Interest portion of rental expense.......................................             38
  Capitalized interest.....................................................              9
                                                                                   -------
    Total fixed charges....................................................         $  706
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Ratio of earnings to fixed charges.........................................            2.6
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